EXHIBIT (b)

                                    BY LAWS
                                    --------

                                       OF
                                       --

                     FREEDOM CAPITAL PORTFOLIO FUNDS, INC.
                     -------------------------------------

           BYLAW ONE: NAME OF COMPANY. LOCATION OF OFFICES AND SEAL.
           ---------------------------------------------------------

     Article 1.1. Name. The name of the Company is Freedom Capital Portfolio
     ------------ ----
Funds, Inc.

     Article 1.2. Principal Offices. The principal and registered office of the
     -----------  -----------------
Company in the State of Maryland shall be located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

     Article 1.3. Seal. The corporate seal of the Company shall be circular in
     -----------  ----
form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "Seal" adjacent to the signature of the authorized Officer of the corporation.

BYLAW TWO: STOCKHOLDERS.
------------------------


     Article 2.1. Place of Meetings. All meetings of the Stockholders shall be
     -----------  -----------------
held at such place within the United States, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Article 2.2. Annual Meeting. The Company shall not be required to hold an
     -----------  --------------
annual meeting of the Stockholders in any year in which the election of directors is not required by the Investment Company Act of 1940 to be acted upon by the holders of any class or series of stock of the Company. The use of the term "annual meeting" wherever found in these Bylaws, shall not be construed to imply a requirement that a Stockholders meeting be held annually. In the event that the Company shall be required by the Investment Company Act of 1940 to hold an annual meeting of the Stockholders to elect directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act (but in no event later than 120 days after the occurrance of the event requiring the election of directors). Any annual meeting that is not required by the Investment Company Act of 1940 shall be held on a date and time during the third month following the Company's fiscal year, as set by the Board of Directors. At any annual meeting, the Stockholders shall elect a Board of Directors and shall transact any other business within the powers of the Company.

     Article 2.3. Special Meetings. Special meetings of the Stockholders for any
     ------------ ----------------
purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request of a majority of the Board of Directors or at the request, in writing, of Stockholders owning at least 25% of the votes entitled to be cast at the meeting upon payment by such Stockholders to the Company of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Stockholders by the Secretary of the Company). Notwithstanding the foregoing, unless requested by Stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the Stockholders need not be called at the request of the Stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding 12 months. A written request shall state the purpose or purposes of the proposed meeting.

     Article 2.4. Notice. Written notice of every meeting of Stockholders,
     ------------ -------
stating the purpose or purposes for which the meeting is called, and the time when and the place where it is to be held, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each Stockholder who is entitled to notice of or to vote at such meeting as of the record date fixed for the meeting. If mailed (i) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and
(ii) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid.

     Article 2.5. Notice of Stockholder Business. At any annual or special
     ------------ -------------------------------
meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors as permitted by applicable law, or (iii) otherwise properly brought before the meeting by a Stockholder.

     For business to be properly brought before an annual or special meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

     Any such notice by a Stockholder shall set forth as to each matter the Stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Company's books, of the Stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Company which are beneficially owned by the Stockholder, and (iv) any material interest of the Stockholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Article 2.5. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 2.5, and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

     Article 2.6. Quorum. The holders of a majority of the stock issued and
     ------------ ------
outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.

     Article 2.7. Voting of the Meeting. When a quorum is present or represented
     ------------ ---------------------
at any meeting, the vote of the holders of a majority of the stock entitled to vote thereat present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

     Article 2.8. Voting Rights of Stockholders. Each Stockholder of record
     ------------ ------------------------------
having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article 6.5 of these Bylaws and such votes may be cast either in person or by written proxy. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating the qualifications of voters and the validity of proxies and the acceptance or rejections of votes shall be decided by the Chairman of the meeting.

     Article 2.9. Organization. At every meeting of the Stockholders, the
     ------------ -------------
Chairman of the Board, or in his absence or inability to act, a chairman chosen by the Stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

     Article 2.10. Proxies. Every proxy must be executed in writing by the
     ------------  -------
Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Article 2.11. Stock Ledger and List of Stockholders. It shall be the duty
     ------------  --------------------------------------
of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's Transfer Agent.

     Article 2.12. Action without Meeting. Any action to be taken by
     ------------- ----------------------
Stockholders may be taken without a meeting if (l) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

BYLAW-THREE: BOARD OF DIRECTORS.
------------  -------------------

     Article 3.1. General Powers. Except as otherwise provided in the Articles
     ------------ ---------------
of Incorporation, the business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law, by the Articles of Incorporation or by these Bylaws.

     Article 3.2. Board of Three to Nine Directors. The Board of Directors shall
     -----------  --------------------------------
consist of not less than four nor more than seven Directors, as determined by the Board of Directors. By a vote of a majority of the existing Board of Directors, the number of Directors may be increased or decreased from time to time to a number not exceeding seven nor less than four, but the tenure of office of a Director shall not be affected by any decrease in the number of Directors so made by the Board. If the number of Directors is increased, the additional Directors may be elected by a majority of the Directors in office at the time of the increase. If such additional Directors are not so elected by the Directors in office at the time they increase the number of places on the Board or if the additional Directors are elected by the existing Directors prior to the first meeting of the Stockholders of the Company, then in either of such events the additional Directors shall be elected or reelected by the Stockholders at their next annual meeting or at an earlier special meeting called for that purpose. At the first annual meeting of Stockholders and at each annual meeting thereafter, the Stockholders shall elect Directors to hold office until the next annual meeting or until their successors are elected and qualified. A plurality of all votes cast at an annual meeting at which a quorum is present shall be required to elect Directors of the Company. Each Director, upon his election, shall qualify by accepting the office of Director, and his attendance at, or his written approval of the minutes of, any meeting of the newly-elected directors shall constitute his acceptance of such office, or he may execute such acceptance by a separate writing, which shall be placed in the records of the Company. Directors need not be Stockholders.

     Article 3.3. Director Nominations.
     -----------  --------------------

          (a) Only persons who are nominated in accordance with the procedures set forth in this Article 3.3 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Company may be made at a meeting of Stockholders by or at the direction of the Board of Directors or by any Stockholder of the Company who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Article 3.3.

          (b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, any such notice by a Stockholder must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public disclosure was made.

          (c) Any such notice by a Stockholder shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Company which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Company of the expenses of any solicitation of proxies should such person be elected a Director of the Company); and (ii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such Stockholder and (B) the class and number of shares of the capital stock of the Company which are beneficially owned by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

          (d) If a notice by a Stockholder is required to be given pursuant to this Article 3.3, no person shall be entitled to receive reimbursement from the Company of the expenses of a solicitation of proxies for the election as a director of a person named in such notice unless such notice states that such reimbursement will be sought from the Company. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

     Article 3.4. Vacancies. Subject to the provisions of the Investment Company
     -----------  ----------
Act of 1940, as amended, if the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of Directors), the Directors in office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office until the next election of Directors, or any vacancy may be filled by the Stockholders at any meeting thereof.

     Article 3.5. Removal. At any meeting of Stockholders duly called and at
     -----------  -------
which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least three-fourths of the votes entitled to be cast thereon, remove any Director of Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.

     Article 3.6. Resignation. A Director may resign at any time by giving
     -----------  -----------
written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

     Article 3.7. Place the Meetings. The Directors may hold their meetings at
     -----------  ------------------
the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine.

     Article 3.8. Regular Meetings. Regular meetings of the Board may be held at
     -----------  ----------------
such date and time as shall from time to time be determined by resolution of the Board.

     Article 3.9. Special Meetings. Special meetings of the Board of Directors
     -----------  ----------------
may be called at any time by the Board of Directors, the President or by a majority of the Directors. Special meetings may be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of such designation such meeting shall be held at such places as may be designated in the notice for the meeting. Notice of the place and time of every special meeting of the Board of Directors shall be served on each Director or sent to him by telegraph, telegram, cable or facsimile, or by leaving the same at his residence or usual place of business, at least three days before the date of the meeting, or by mail at least seven days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his address as it appears on the records of the Company, with postage thereon prepaid.

     Article 3.10. Quorum. At all meetings of the Board, the presence of
     ------------  ------
one-third of the number of Directors then in office (but not less than two Directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Article 3.11. Organization. The Board of Directors shall designate one of
     ------------  ------------
its members to serve as Chairman of the Board. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

     Article 3.12. Informal Action by Directors and Committees. Any action
     ------------  -------------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee. Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time and participation in a meeting by that means shall constitute presence in person at such meeting.

     Article 3.13. Executive Committee. There may be an Executive Committee of
     ------------  -------------------
two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Article 3.14. Audit Committee. There shall be an Audit Committee of two or
     ------------  ---------------
more Directors who are not "interested persons" of the Company (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include reviewing both the audit and other work of the Company's independent accountants recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.

     Article 3.15. Other Committees. The Board of Directors may appoint other
     ------------  ----------------
committees which shall in each case consist of such number of members (but not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.

     Article 3.16. Compensation of Directors. The Board may, by resolution,
     ------------  -------------------------
determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.

BYLAW-FOUR: OFFICERS.
----------  --------

     Article 4.1. Officers. The Officers of the Company shall be fixed by the
     -----------  --------
Board of Directors and shall include a President, one or more Vice Presidents, Secretary and Treasurer. Any two offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     Article 4.2. Appointment of Officers. The Directors shall appoint the
     -----------  -----------------------
Officers, who need not be members of the Board.

     Article 4.3. Additional Officers. The Board may appoint such other Officers
     -----------  -------------------
and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Article 4.4. Salaries of Officers. The salaries of all Officers of the
     -----------  --------------------
Company shall be fixed by the Board of Directors.

     Article 4.5. Term, Removal, Vacancies. The Officers of the Company shall
     -----------  ------------------------
serve at the pleasure of the Board of Directors and hold office for one year and until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Article 4.6. President. The President shall be the chief executive officer
     -----------  ---------
of the Company, shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

     Article 4.7. Vice President. The Vice President shall, in the absence or
     -----------  --------------
disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

     Article 4.8. Treasurer. The Treasurer shall have the custody of the
     -----------  ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

     Article 4.9. Secretary. The Secretary shall attend meetings of the Board
     -----------  ---------
and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required. He shall give or cause to be give notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

     Any Assistant Secretary, in the order determined by the Board of Directors, may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

     Article 4.10. Subordinate Officers. The Board of Directors from time to
     ------------  --------------------
time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Article 4.11. Surety Bonds. The Board of Directors may require any officer
     ------------  ------------
or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety of sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.

BYLAW-FIVE: GENERAL PROVISIONS.
----------  ------------------

     Article 5.1. Waiver of Notice. Whenever the Stockholders or the Board of
     -----------  ----------------
Directors are authorized by statute, the provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived (i) in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact or (ii) if such person is present in person at the meeting, if the meeting in question is of the Board of Directors or a committee or, if the meeting is of the Stockholders, if such person in present either in person or by proxy.

     Article 5.2. Indemnity.
     -----------  ----------

          (a) The Company shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Company shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Company shall indemnify its directors and officers who, while serving as directors or officers, also serve at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office ("disabling conduct").

          (b) Any current or former director or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that he standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the person seeking indemnification shall provide a security in form and amount acceptable to the Company for his undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of directors of the Company who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

          (c) At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

          (d) Employees and agent who are not officers or directors of the Company may be indemnified, and reasonable expense may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

          (e) The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

          (f) References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940, as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

     Article 5.3. Insurance. The Company may purchase and maintain insurance
     -----------  ---------
behalf of any person who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance
                                                   --------
may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Article 5.4. Checks. All checks or demands for money and notes of the
     -----------  ------
Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Article 5.5. Fiscal Year. The fiscal year of the Company shall be
     -----------  -----------
determined by resolution of the Board of Directors.

BYLAW-SIX: CERTIFICATES OF STOCK.
--------------------------------

     Article 6.1. Certificates of Stock. Except as otherwise provided in these
     -----------  ---------------------
Bylaws, the interest of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the President, Vice President or Chairman and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

     Article 6.2. Lost, Stolen or Destroyed Certificates. The Board of
     -----------  --------------------------------------
Directors, or the President together with the Treasurer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.

     Article 6.3. Transfer of Stock. Shares of the Company shall be transferable
     -----------  -----------------
on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company by its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.

     Article 6.4. Registered Holder. The Company shall be entitled to treat the
     -----------  -----------------
holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not is shall have express or other notice thereof, except as expressly provided by statute.

     Article 6.5. Record Date. The Board of Directors may fix a time not less
     -----------  -----------
than 10 nor more than 90 days prior to the date of any meeting of Stockholders or prior to the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose without a meeting, as the time as of which Stockholders entitled to notice of, and to vote at, such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding g0 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder entitled to receive any such dividend, distribution, rights or interests.

     Article 6.6. Stock Ledgers. The stock ledgers of the Company, containing
     -----------  -------------
the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at the offices of the Transfer Agent of the Company or at such other location as may be authorized by the Board of Directors from time to time.

     Article 6.7. Transfer Agents and Registrars. The Board of Directors may
     -----------  ------------------------------
from time to time appoint or remove Transfer Agents and/or Registrars of transfers (if any) of shares of stock of the Company, and it may appoint the same person as both transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both Transfer Agent and Registrar, only one countersignature by such person shall be required.

     Article 6.8. Issuance of Shares Without Certificates. The Board of
     -----------  ---------------------------------------
Directors, by resolution, may at any time authorize the issuance without certificates of some or all of the shares of one or more of the classes or series of the Company's stock. Such issuances without certificates shall be made in accordance with the requirements therefor set forth in the Maryland General Corporation Law and the Maryland Commercial Law (or any successor statutes). Such authorization will not affect shares already represented by certificates until such shares are surrendered to the Company for transfer, cancellation or other disposition.

BYLAW-SEVEN: AMENDMENTS.
-----------------------

     Article 7.1. General. Except as provided in the next succeeding sentence
     -----------  -------
and in the Articles of Incorporation, all Bylaws of the Company, whether adopted by the Board of Directors or the Stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Company entitled to vote at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or (b) the Directors at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw. The provisions of Articles 2.5, 3.2, 3.3 and 8.1 of these Bylaws shall be subject to amendment, alteration or repeal by the affirmative vote of either: (i) the holders of record of 75% of the outstanding shares of stock of the Company entitled to vote at any annual or special meeting, the notice of waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal or (ii) 75% of the Continuing Directors (as such term is defined in Article VII of the Company's Articles of Incorporation), at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.

BYLAW-EIGHT: SPECIAL PROVISIONS.
-------------------------------

     Article 8.1. Actions Relating to Discount in Price of the Company's Shares.
     -----------  -------------------------------------------------------------
In the event that at any time following the initial public offering of shares of the Company's Common Stock such shares publicly trade for a substantial period of time at a substantial discount from the Company's then current net asset value per share, the Board of Directors shall consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount. The actions considered by the Board of Directors may include periodic repurchases by the Company of its shares of Common Stock or an amendment to the Company's Articles of Incorporation to make the Company's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940), subject in all events to compliance with all applicable provisions of the Company's Articles of Incorporation, these Bylaws, the Maryland General Company Law and the Investment Company Act of 1940.